Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael Staples, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the quarterly report on Form 10-Q of I In The Sky Inc., for the period ended March 31, 2015, (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of I In The Sky Inc.

Dated: May 6, 2015

/s/ Michael Staples
Michael Staples Chief Executive Officer, and Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)